UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TRANSATLANTIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

VALIDUS HOLDINGS, LTD. TV HOLDINGS, LLC TV MERGER SUB, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRANSATLANTIC STOCKHOLDERS

YOUR BOARD IS IGNORING VALIDUS’ SUPERIOR PROPOSAL

PRESERVE YOUR RIGHT TO RECEIVE GREATER VALUE FOR YOUR SHARES

VOTE YOUR BLUE PROXY CARD TODAY “AGAINST”
THE ALLIED WORLD TAKEOVER!

Dear Fellow Transatlantic Stockholder,

As you know, your board of directors has set September 20, 2011, as the date for Transatlantic’s special meeting of stockholders to vote on the proposed Allied World takeover of Transatlantic. However, we believe that greater value is available to Transatlantic stockholders and that Allied World’s inferior proposal continues to offer you lower value for your shares than is available under Validus’ Superior Proposal. Validus’ Superior Proposal continues to offer a premium of 3.3% to Allied World’s offer as of September 1, 2011 and, in addition to this greater current market value, we believe our proposal offers the potential opportunity to participate in greater future upside.

As a Transatlantic stockholder, you need to preserve your right to receive greater value for your shares—we urge you to vote AGAINST the Allied World takeover proposal.

The Transatlantic Board has failed to pursue a value maximizing strategy

Since Validus made its Superior Proposal on July 12, Transatlantic’s board of directors has wasted more than six weeks refusing to engage in discussions with Validus because of self-imposed roadblocks. It appears that in all this time, and despite the existence of multiple proposals providing greater value than Allied World’s inferior proposal, the Transatlantic board has not developed a better alternative to Allied World’s inferior proposal.

Validus remains fully committed to its Superior Proposal and has continued to work diligently to bring our offer to you, the Transatlantic stockholders, so that you can decide the future of your company. Not only has Validus’ exchange offer and registration statement been declared effective by the Securities and Exchange Commission, but we also filed our definitive opposition proxy statement on August 22, 2011, and are actively soliciting proxies from you to vote AGAINST Allied World’s inferior proposal.

The Transatlantic board has refused to engage in discussions with Validus unless Validus enters into a restrictive standstill agreement that would require Validus to terminate its exchange offer and stop soliciting proxies AGAINST Allied World’s inferior proposal. This would prevent Validus from bringing its Superior Proposal directly to you without approval by the Transatlantic board. We believe the ultimate future of Transatlantic should rest in the hands of its stockholders and, accordingly, we must preserve our right to bring a Superior Proposal directly to you for your consideration.

We believe your board should stop pursuing the inferior Allied World offer and promptly engage in discussions with Validus regarding our Superior Proposal.

Protect your future right to obtain greater value for your shares

In order to preserve the right to obtain greater value for your shares under Validus’ Superior Proposal or any third-party proposal, Transatlantic stockholders must vote down Allied World’s inferior proposal.

We urge you to vote AGAINST the Allied World inferior proposal by using the enclosed BLUE proxy card to vote AGAINST ALL proposals by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. Only by voting AGAINST the

Allied World inferior proposal will you have the opportunity to obtain the superior value offered by Validus’ proposal.

REJECT THE PROPOSED ALLIED WORLD TAKEOVER!

PRESERVE YOUR RIGHT TO RECEIVE GREATER VALUE FOR YOUR SHARES!

VOTE YOUR BLUE PROXY CARD TODAY “AGAINST”
THE ALLIED WORLD TAKEOVER!

Your vote is extremely important, regardless of how many or how few Transatlantic shares you own. To ensure your vote is counted, please use the enclosed BLUE proxy card to vote by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

We urge you not to sign or return any proxy card you may receive from Transatlantic.

Innisfree M&A Incorporated is assisting Validus with its solicitation of proxies. If you have any questions about voting your shares of Transatlantic common stock, please call Innisfree M&A Incorporated toll-free at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

We thank you for your consideration and support.

Sincerely,

/s/ Edward J. Noonan

Edward J. Noonan
Chairman and Chief Executive Officer
Validus Holdings, Ltd.

Cautionary Note Regarding Forward-Looking Statements

This press release and included letter may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus’ current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into or consummate the proposed transaction on the terms set forth in Validus’ proposal; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits (including combination synergies) of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus voting common shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus’ or Transatlantic’s risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or Transatlantic’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus assumes through its dealings with its reinsurance and insurance brokers; 16) Validus’ or Transatlantic’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus operates; 20) the effect on Validus’ or Transatlantic’s investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor’s and the possible effect on the value of securities in Validus’ and Transatlantic’s investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus’ and Transatlantic’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Transatlantic on file with the Securities and Exchange Commission. Any forward-looking statements made in this press release and included letter are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

No rating agency (A.M. Best, Moody’s, or Standard & Poor’s) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction.

The contents of any websites referenced in this letter are not incorporated by reference herein.

The value of Validus’ offer will change as the market prices of Validus common shares and shares of Transatlantic common stock fluctuate during the exchange offer period and thereafter, and may therefore be different from the prices set forth above.  Transatlantic stockholders are encouraged to obtain current market quotations for Validus common shares, Allied World shares and shares of Transatlantic common stock prior to making any investment decision.

Additional Information about the Proposed Transaction and Where to Find It:

Validus has commenced an exchange offer to acquire all of the outstanding shares of common stock of Transatlantic for 1.5564 Validus voting common shares and $8.00 cash per Transatlantic share.  This press release and included letter are for informational purposes only and do not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Transatlantic common stock, nor are they a substitute for the Tender Offer Statement on Schedule TO or the prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) filed by Validus with the Securities and Exchange Commission.  The Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission.  The Exchange Offer will be made only through the Exchange Offer Documents.  Investors and security holders are urged to read the Exchange Offer Documents and all other relevant documents that Validus has filed or may file with the Securities and Exchange Commission if and when they become available because they contain or will contain important information about the proposed transaction.  All such documents, if filed will be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

SOURCE: Validus Holdings, Ltd.

Investors:
Validus Holdings, Ltd.
Jeff Consolino, President and Chief Financial Officer
Jon Levenson, Executive Vice President
+1-441-278-9000

or

Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter

+1-212-750-5833

Media: Brunswick Group Stan Neve / Gemma Hart +1-212-333-3810